Exhibit 99.1

FINANCIAL STATEMENTS

Ichorion Therapeutics, Inc.
Period from July 7, 2017 (Inception) through December 31, 2017
With Report of Independent Auditors

Ichorion Therapeutics, Inc.

Financial Statements

Period from July 7, 2017 (Inception) through December 31, 2017

Report of Independent Auditors

To the Shareholders and the Board of Directors of Ichorion Therapeutics, Inc.,

Opinion on the Financial Statements
We have audited the accompanying financial statements of Ichorion Therapeutics, Inc., which comprise the balance sheet as of December 31, 2017, and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the period from July 7, 2017 (inception) to December 31, 2017, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ichorion Therapeutics, Inc. at December 31, 2017, and the results of its operations and its cash flows for the period from July 7, 2017 (inception) to December 31, 2017 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Baltimore, Maryland
December 3, 2018

Ichorion Therapeutics, Inc.

Balance Sheet

December 31, 2017

Assets
Current assets:
Cash	$1,899,072
Prepaid expenses	92,000
Total current assets	1,991,072
Other assets	4,650
Total assets	$1,995,722
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$83,328
Accrued expenses and other current liabilities	90,730
Total current liabilities	174,058
Total liabilities	174,058
Stockholders’ equity:
Convertible preferred stock—$0.00001 par value; 864,582 shares authorized at December 31, 2017; 864,582 shares issued and outstanding at December 31, 2017	9
Common stock—$0.00001 par value; 4,700,000 shares authorized at December 31, 2017; 2,104,124 shares issued and outstanding at December 31, 2017	21
Additional paid-in capital	2,709,400
Accumulated deficit	(887,766)
Total stockholders’ equity	1,821,664
Total liabilities and stockholders’ equity	$1,995,722

See accompanying notes.

Ichorion Therapeutics, Inc.

Statement of Operations and Comprehensive Loss

Period from July 7, 2017 (Inception) through December 31, 2017

Revenue	$—

Operating expenses:
Research and development	592,711
General and administrative	295,234
Total operating expenses	887,945

Loss from operations	(887,945)

Other income	179
Net loss and comprehensive loss	$(887,766)

See accompanying notes.

Ichorion Therapeutics, Inc.

Statement of Changes in Stockholders' Equity

Period from July 7, 2017 (Inception) through December 31, 2017

	Convertible Preferred				Additional		Total
	Stock		Common stock		Paid‑In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Issuance of common stock	—	—	2,075,000	21	—	—	21
Issuance of convertible preferred stock, net of issuance costs	864,582	9	—	—	2,484,012	—	2,484,021
Share-based compensation	—	—	—	—	194,809	—	194,809
Issuance of common stock to 3rd party for services rendered			29,124	—	30,579		30,579
Net loss	—	—	—	—	—	(887,766)	(887,766)
Balance, December 31, 2017	864,582	$9	2,104,124	$21	$2,709,400	$(887,766)	$1,821,664

See accompanying notes.

Ichorion Therapeutics, Inc.

Statement of Cash Flows

Period from July 7, 2017 (Inception) through December 31,
2017
Operating activities
Net loss	$(887,766)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense and issuance of common stock for services rendered	225,388
Changes in assets and liabilities:
Prepaid expenses	(92,000)
Other assets	(4,650)
Accounts payable	83,328
Accrued expenses and other liabilities	90,730
Net cash used in operating activities	(584,970)
Financing activities
Proceeds from preferred stock equity offering, net	2,484,021
Proceeds from common stock equity offering	21
Net cash provided by financing activities	2,484,042

Net increase in cash	1,899,072
Cash, beginning of period	—
Cash, end of period	$1,899,072

See accompanying notes.

Ichorion Therapeutics, Inc.

Notes to Financial Statements

1. Business

Ichorion Therapeutics, Inc. (the "Company," or "Ichorion") is a biopharmaceutical company dedicated to developing treatments for rare diseases with unmet medical needs. Ichorion has a primary focus on a group of inherited pediatric disorders known as Inborn Errors of Metabolism.

The Company was incorporated in July 2017 ("Inception") when it also commenced operations. On September 24, 2018 Ichorion entered into and subsequently consummated the transactions contemplated by, and Agreement and Plan of Merger by and among the Company and Cerecor Inc. (NASDAQ: CERC), a fully integrated biopharmaceutical company with commercial operations and research and development capabilities. The consideration consisted of approximately 5.8 million shares of Cerecor Inc.'s Common Stock, par value $0.001 per share, and certain development milestones in the future worth up to an additional $15 million. The fair value of the common stock shares transferred at closing was approximately $20 million.

2. Summary of significant accounting polices

Basis of accounting

The Company has prepared its financial statements in accordance with U.S. generally accepted accounting principles ("GAAP").

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. On an ongoing basis, management evaluates its estimates, including estimates related to but not limited to, share-based compensation and income taxes. Actual results could differ from those estimates.

Cash

The cash balances at December 31, 2017, consisted of cash deposited in non-interest-bearing depository accounts with commercial banks. The carrying amounts reported in the balance sheets for cash are valued at cost, which approximates their fair value.

Concentrations of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. While the Company maintains its cash with a financial institution with a high credit rating, it often maintains the deposit in a federally insured financial institution in excess of federally insured limits.
Financial instruments
The balance sheet includes various financial instruments consist primarily of cash, prepaid and current assets, other assets, accounts payable, and accrued expenses. The carrying amounts reported in the accompanying financial statements for cash, prepaid and current assets, other assets, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of these accounts. Fair value is the price that would be received from the sale of an asset or paid to transfer a liability assuming an orderly transaction in the most advantageous market at the measurement date. GAAP establishes a hierarchical disclosure framework that prioritizes and ranks the level of observability of inputs used in measuring fair value. These tiers are as follows:

•	Level 1 - Defined as observable inputs such as quoted prices in active markets for identical assets.

•
Level 2 - Defined as observable inputs other than Level 1 prices such as quoted prices for similar assets, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 - Defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company has no assets or liabilities that were measured using quoted prices for significant unobservable inputs (Level 3 assets and liabilities) as of December 31, 2017.

Prepaid expenses

The Company's prepaid expenses consist of prepayments for contractor and research and development contracts that are amortized until February 2018.

Other assets

Other assets consists of the Company's security deposit which is expected to be refunded in full at the end of its lease.

Research and development expenses

Research and development ("R&D") costs are expensed in the period incurred. These costs include but are not limited to salaries and benefits, consultant fees, preclinical studies and clinical trials, regulatory fees, and medical and regulatory affairs compliance activities.

Accounting for share-based compensation

Share-based payments are accounted for in accordance with the provisions of ASC 718, Compensation-Stock Compensation, which requires the measurement and recognition of compensation expense for all awards made to employees and non-employees in the statement of operations.

For shares granted to employees, the compensation cost is measured based on the fair value of the Company's common stock on the date of the grant and the resulting fair value is recognized ratably over the requisite service period, which is generally the vesting period of the option. The Company uses an option pricing model to determine fair value. Significant assumptions used in determining the fair value for common stock includes volatility, risk free interest rate, time to liquidity event and discount for lack of marketability.

Equity instruments issued to non-employees for services are accounted for under the provisions of ASC 718 and ASC 505-50, Equity-Based Payments to Non-Employees. Accordingly, the Company initially measures the options at their grant date fair values and revalues as the underlying equity instruments vest. The expense is recognized over the earlier of the performance commitment date or the date the required services are completed and are marked to market during the service period. The Company uses an option pricing model to determine fair value each period. Significant assumptions used in determining the fair value for common stock includes volatility, risk free interest rate, time to liquidity event and discount for lack of marketability.

Income taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Deferred tax assets primarily include net operating loss and tax credit carryforwards, accrued expenses not currently deductible and the cumulative temporary differences related to certain research and patent costs. Certain tax attributes, including net operating losses and research and development credit carryforwards, may be subject to an annual limitation under Sections 382 and 383 of the Internal Revenue Code (the "Code"). See Note 6 for further information. The portion of any deferred tax asset for which it is more likely than not that a tax benefit will not be realized must then be offset by recording a valuation allowance. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not to be sustained upon examination based on the technical merits of the position. The amount for which an exposure exists is measured as the largest amount of benefit determined on a cumulative probability basis that the Company believes is more likely than not to be realized upon ultimate settlement of the position. The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2017, the Company did not believe any material uncertain tax positions were present.
On December 22, 2017, the “Tax Cuts and Jobs Act” ("TCJA") was enacted, that significantly reforms the Internal Revenue Code of 1986, as amended. The TCJA, among other things, includes changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest and net operating loss carryforwards, allows for the expensing of capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a territorial system. See Note 6 below for further discussion related to the tax impact to the Company.

Recent Accounting Pronouncements
In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). ASU 2016-01 eliminates the requirement to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet. The standard also clarifies the need to evaluate a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with our other deferred tax assets. ASU 2016-01 is effective for annual reporting periods beginning after December 15, 2017. The adoption of this standard is not expected to have a material impact on the financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor, and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the impact on its consolidated financial statements upon the adoption of this guidance.

In October 2016, the FASB issued ASU No. 2016-16, “Income Taxes (Topic 740), Intra-Entity Transfers of Assets Other Than Inventory,” which requires companies to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. ASU 2016-16 is effective for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the impact on its consolidated financial statements upon the adoption of this guidance.
In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718), Scope of Modification Accounting. This ASU clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. The ASU is effective prospectively for the annual period ended December 31, 2018. The Company is currently evaluating the impact on its consolidated financial statements upon the adoption of this guidance.
 3. Accrued expenses and other current liabilities

As of
December 31, 2017
Research and development expenses	$74,131
General and administrative expenses	6,579
Legal expenses	8,250
Other	1,770
Total accrued expenses and other current liabilities	$90,730

4. Capital Structure

As of December 31, 2017, the total number of shares of capital stock the Company was authorized to issue was 5,564,582 of which 4,700,000 was common stock and 864,582 was preferred stock. All shares of common and preferred stock have a par value of $0.00001 per share.

Convertible Preferred Stock and Common Stock

Issuance

The Company had 2,104,124 shares of common stock outstanding as of December 31, 2017. Upon the Company's incorporation on July 11, 2017, 2,075,000 shares of common stock were issued to the Company's founders and a non-employee consultant. On August 24, 2017, upon entering into the Company's amended and restated certification of incorporation, certain restrictions were placed on these shares, including but not limited to a vesting schedule for the shares and the Company's right to re-purchase unvested shares if the Purchaser ceases to be a service provider of the Company. Pursuant to the vesting schedule, 25% of the shares vested immediately on July 11, 2017. Thereafter, 43,228 shares vest on a monthly basis from the vesting start date until July 11, 2020. Additionally, in the fourth quarter of 2017, the Company issued 29,124 shares of common stock to a pharmaceutical service company in exchange for research and development services.

The Company had 864,582 shares of Series Seed Preferred Stock ("Preferred Stock") outstanding as of December 31, 2017. On August 24, 2017, the Company entered into a Series Seed Stock Investment Agreement with Opaleye, L.P., a related party of the company. In connection with the financing, the Company issued an aggregate of 864,562 shares of Preferred Stock, at a price of $2.89157 per share, for aggregate proceeds of approximately $2.5 million.

Voting Rights and Dividends

Holders of preferred stock are entitled to the number of votes equal to the number of common shares due to the holder, if converted. Holders of preferred stock shall vote together with holders of common stock on all actions to be taken by the stockholders of the Company. Holders of preferred stock have rights to dividends as declared by the Board of Directors and have a liquidation preference of $2.89157 per share, plus any declared but unpaid dividends. Holders of common stock have rights to dividends as declared by the Board of Directors but not before the full payment of dividends to all Preferred Stock shareholders.

Liquidation

In the event of liquidation, dissolution, or winding up of the Company, the holders of common shares shall rank junior to holders of Preferred Stock. Holders of Preferred Stock shall receive an amount per share equal to $2.89157, plus any dividends declared but unpaid thereon.

Conversion

The Preferred Stock is convertible into common shares at the election of the stockholder at any time. The number of shares of common stock that a holder of Preferred Stock will receive is equal to the number of shares of the preferred stock multiplied by the conversion rate. The initial conversion rate for the Preferred Stock was 1:1.

Stock issuance subsequent to December 31, 2017

On September 21, 2018 the Company entered into a preferred stock investment agreement with Opaleye, L.P., a related party of the company, in which 466,728 shares of preferred stock were issued at a price of $3.2139 for total proceeds of approximately $1.5 million and a par value per share of $0.00001. The preferred stock converted to common stock on a 1 for 1 basis upon acquisition of the Company by Cerecor, Inc in September 2018. On September 20, 2018 the Company amended and restated it’s certificate of incorporation increasing the authority to issue shares to 4,500,000 of common stock and 1,331,310 of preferred stock.
5. Share-based compensation

Total share-based compensation expense for the period ended December 31, 2017 was $225,388. Of the total share-based compensation expense recognized for the period, $124,463 was recorded within research and development costs and $100,925 was recorded within general and administrative expenses.

Stock Vesting Agreement

On August 24, 2017, the holders of the 2,075,000 shares of common stock, who are the members of the management board and a non-employee consultant, entered into the Stock Vesting Agreement. Certain restrictions placed on the shares of common stock as part of the agreement include a vesting schedule for the shares, the Company's right to re-purchase unvested shares if the Purchaser ceases to be a service provider of the Company, and the acceleration of vesting following involuntary termination with 12 months of a change of control of the Company. Pursuant to the vesting schedule, 25% of the shares vested immediately on July 11, 2017. Thereafter, 43,228 shares vest on a monthly basis from the vesting start date until July 11, 2020.

Pursuant to ASC 718, the vesting terms placed on the previously issued shares were presumed to be compensatory in nature. The compensation cost recognized in the current period was measured based on the fair value of the unvested shares at the grant date (August

24, 2017) recognized on a straight-line basis over the requisite service period. There were 1,513,022 shares unvested on August 24, 2017 with a grant date fair value of $1.05. The Company used an option pricing model to determine fair value. Significant assumptions used in determining the grant date fair value for the common stock, include (i) volatility of 80% based on results of a study of similar guideline companies in the Company's peer group with publicly available historical information, (ii) risk free interest rate of 1.73%, (iii) time to liquidity event of three years, and (iv) discount for lack of marketability of 40%. Share-based compensation expense related to the Stock Vesting Agreement for the period ended December 31, 2017 was $194,809. At December 31, 2017, there was $1,393,584 of total unrecognized compensation cost. This compensation cost was expected to be recognized over the next 2.5 years. There were no forfeitures recognized during the period ended December 31, 2017. Subsequent to December 31, 2017, vesting of these awards were accelerated at the discretion of the Board of Directors as a result of the Company being acquired by Cerecor in September 2018.

Service Provider Agreement

In September 2017, the Company entered into an agreement with a service provider to assist in the development strategy of Ichorion's preclinical drugs. The 3rd party agreed to accept shares of the Company's common stock in lieu of cash for a portion of the services which are outlined in the agreement as milestones. Pursuant to ASC 718, the Company measured the share-based payments to the 3rd party based on the fair value of the share-based payments. For the period ended December 31, 2017 fair value of the common stock was determined to be $1.05. The Company used an option pricing model to determine fair value. The significant assumptions used in determining the grant date fair value for the common stock, include (i) volatility of 80% based on results of a study of similar guideline companies in the Company's peer group with publicly available historical information, (ii) risk free interest rate of 1.73%, (iii) time to liquidity event of three years, and (iv) discount for lack of marketability of 40%. Expense for the period ended December 31, 2017 related to the service agreement was $30,850 which was recorded within research and development expense on the statement of operations.

6. Income taxes

The Company’s effective tax rate of 0% recorded in its statement of operations differs from the tax benefit that would result when using the United States federal income tax rate of 34% primarily due to the Company’s continuing loss position and conclusion that its net deferred tax assets are not more likely than not realizable.

Significant components of the Company's deferred income tax assets and liabilities are as follows:

2017
Net operating loss carryovers	$172,378
Share-based compensation expense	62,215
Intangible assets	10,352
Total deferred tax assets	244,945
Valuation allowance	(244,945)
Total net deferred tax asset	$—

The Company had net operating loss carryforwards of $624,477 for federal income tax purposes as of the period ended December 31, 2017 which will begin to expire if unused in the year 2037. The Company had net operating loss carryforwards for New York State income tax purposes of $624,477 which will begin to expire if unused in the year 2037.

Based on the available objective evidence at this time, management believes it is more likely than not that the net deferred tax assets will not be fully realized. Accordingly, the Company has provided a full valuation allowance against its gross deferred tax assets as of December 31, 2017 as a result of uncertainties regarding the realization of these assets.

The utilization of net operating loss carryforwards may subject to Section 382 limitations following an ownership change. Under Section 382 of the Internal Revenue Code, or similar state provisions, there may be a substantial annual limitation on the Company’s ability to utilize certain tax attributes following an ownership change. The annual limitation may result in the expiration of the net operating loss carryforwards and tax credit carryforwards before utilization. Accordingly, the Company has not made a determination regarding the impact to its gross deferred tax assets in the event of a Section 382 ownership change.

On December 22, 2017, the Tax Cuts and Jobs Act (the "2017 Tax Act") was signed into law. The 2017 Tax Act includes a number of changes to existing U.S. tax laws that impact the Company, most notably a reduction of the U.S. corporate income tax rate from 34 percent to 21 percent for tax years beginning after December 31, 2017. The Company measures deferred tax assets and liabilities using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid. Accordingly, the Company's deferred tax assets and liabilities were remeasured to reflect the reduction in the U.S. corporate income tax rate from 34 percent to 21 percent, resulting in a $105,601 decrease in net deferred tax assets and a corresponding $105,601 decrease in valuation allowance as of December 31, 2017.

The Company was incorporated in 2017 and files U.S. Federal and New York tax returns. For both U.S. Federal tax returns and New York State tax returns, all tax years are currently within the statute of limitation and may be subject to examination. However, the Company is not currently subject to Federal or State tax examinations.

In addition, the SEC staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Act ("SAB 118") which allows the Company to record provisional amounts during a measurement period not to extend beyond one year from the enactment date. Since the Tax Act was passed late in the fourth quarter of 2017, ongoing guidance and accounting interpretation are expected over the next year, and significant data and analysis is required to finalize amounts recorded pursuant to the Tax Act, the Company considers the accounting for the deferred tax re-measurements and other items to be incomplete due to the forthcoming guidance and its ongoing analysis of final year-end data and tax positions. The FASB has acknowledged that it is appropriate for non-public companies to follow this guidance as it relates to the TCJA. The Company expects to complete its analysis within the measurement period in accordance with SAB 118.

7. Commitments and contingencies

Operating lease

The Company leases office space under a lease expiring in February 2018. Rent expense for 2017 was approximately $12,400.

Other legal matters

From time to time, the Company may become involved in claims and other legal matters arising in the ordinary course of business. Management is not currently aware of any matters that will have a material adverse effect on the consolidated financial position, results of operations, liquidity, or cash flows of the Company.
8. Related parties
In September 2017, the Company signed an agreement with Demeter Therapeutics, LLC ("Demeter") to transfer and assign Demeter's patent rights and research agreement contracts to the Company. Demeter was created in 2015 by the founders of Ichorion. The Company determined the fair value of the patent rights and research agreement contracts transferred were de minimis. Subsequent to the assignment of patent rights and contracts, Demeter was dissolved on December 15, 2017.

9. Subsequent events

The Company has evaluated events occurring between the end of its most recent fiscal year and December 3, 2018, the date the financial statements were issued. There were no other events in addition to those previously disclosed within the Notes above that require adjustments to or disclosure in the Company's financial statements for the fiscal year ended December 31, 2017.